EXHIBIT (j)(11)


                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Post-Effective Amendment No. 81 to the Registration Statement on Form N-1A (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust of our report dated December 12, 2001, relating to the financial statement of the Tax-Managed Mid-Cap Stock Portfolio, which appears in such Registration Statement.

     We also consent to the reference to us under the headings "Financial Highlights" in the prospectus and "Other Service Providers" in the statement of additional information, which are part of such Registration Statement.


                                /s/ Deloitte & Touche LLP
                                --------------------------------
                                DELOITTE & TOUCHE LLP

February 26, 2002
Boston, Massachusetts